UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 14, 2017
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 McInnis Parkway
San Rafael, California 94903
(Address of principal executive offices, including zip code)

(415) 507-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Autodesk, Inc. (“Autodesk” or the “Company”) held on June 14, 2017 (the “Annual Meeting”), the stockholders of the Company elected the following ten individuals to the Board of Directors. Each director will serve for the ensuing year and until their successors are duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions*	Broker Non-Votes*
Carl Bass	191,445,731	1,927,266	183,294	12,869,184
Crawford W. Beveridge	190,742,725	2,752,294	61,272	12,869,184
Jeff Clarke	189,893,267	3,600,027	62,997	12,869,184
Scott Ferguson	192,133,561	1,360,742	61,988	12,869,184
Thomas Georgens	192,169,014	1,321,435	65,842	12,869,184
Richard S. Hill	188,803,932	4,676,771	75,588	12,869,184
Mary T. McDowell	192,277,666	1,221,199	57,426	12,869,184
Lorrie M. Norrington	190,066,756	3,426,609	62,926	12,869,184
Betsy Rafael	189,537,905	3,962,059	56,327	12,869,184
Stacy J. Smith	192,127,598	1,366,832	61,861	12,869,184
___________________
*    Abstentions and broker non-votes do not affect the outcome of the election.

In addition, the following proposals were voted on and approved at the Annual Meeting.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2018.	204,151,027	2,204,418	70,030	N/A
Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement.	183,490,226	9,898,376	167,689	12,869,184
Proposal to approve the amendment and restatement of the Company's 1998 Employee Qualified Stock Purchase Plan.	192,725,629	766,594	64,068	12,869,184
Proposal to approve the amendment and restatement of the Company's 2012 Employee Stock Plan to increase the number of shares reserved for issuance under the plan by 12.2 million shares and re-approve performance goals.	178,032,386	15,426,162	97,743	12,869,184

	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
Proposal to approve the frequency with which stockholders are provided an advisory (non-binding) vote on the compensation of the Company's named executive officers.	180,305,227	40,633	13,155,650	54,781	N/A
In accordance with the recommendation of our Board of Directors and the voting results of the stockholders of Autodesk on this advisory proposal, our Board of Directors has continued its policy of holding advisory votes on the compensation of our named executive officers on an annual basis. The next required advisory vote on the frequency of approval of the compensation of our named executive officers will take place no later than the Company’s annual meeting of stockholders in 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:/s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo SVP, Corporate Affairs, Chief Legal Officer and Secretary
Date: June 16, 2017